EXHIBIT 99.1

Boatim Announces New Florida CFO

Miami, March 23rd, 2021 (PR Newswire) - Boatim Inc. (OTCQB: BTIM), a data-driven, digital marketplace for buying and selling boats and yachts anywhere in the world, today announces appointment of its new Florida based CFO: Mr. Mario Beckles, CPA, was appointed as a member of the board of Directors of the Company effective immediately and as new Chief Financial Officer commencing on April 1, 2021.

Mr. Beckles has over 20 years of experience in financial reporting, financial accounting, tax and audit works. He is US based (FL) and his areas of expertise include, inter alia, information technology and retail. He began his career as a Senior Auditor with Deloitte and has since held positions as CFO of First Liberty Power Corp, a publicly traded mining company, was a Partner at Jersey Fortress Capital Partners, a boutique investment banking firm and was a Senior Financial Reporting Analyst with SimplexGrinnell, a $2B Fire & Security Contractor. Mario is a member of the American Institute of Certified Public Accountants and holds a CPA license with the state board of Florida.

Mario replaces Boatim Inc.´s prior CFO, Mr. Benjamin L. Salter: “Being European based and facing continuing international travel restrictions, and in view of Boatim’s focus on strongly scaling its US market presence, we collectively felt this role would be better performed from within the US.” says Salter. New director Beckles adds: “With major steps already taken, I look forward to ensure the necessary frequent alignment with Boatim´s growing number of US-based counterparties and service providers, especially those major firms we are in touch with to launch our online boat insurance and financing features.”

Wolfgang Tippner, Boatim´s CEO sums it up: “I´m glad we found this solution. With Mario we have a very qualified local person in our C-level team now to control that US ramp up. And at the same time Ben can fully focus on strategic business development and operations in Europe. So, stay tuned to watch Boatim Inc. for the upcoming boating season!”

About Boatim Inc.

Boatim Inc. (OTCQB: BTIM) is a globally operating online marketplace and special interest social network for both the boating industry and boat users.

Boatim Inc. was founded in 2018 and currently operates with offices in Miami (USA) and Barcelona (Spain). The technology start-up provides industry-specific software, aimed at facilitating the process of buying and selling boats and providing digital maritime services online.

On Boatim.com the boating industry can sell and promote products and connect with a fast-growing potential customer base, while boat users can explore and buy boats, and connect with like-minded people and brands. The platform, that can be accessed through both mobile devices and desktops, generates revenues through listing placements and subscription plans, as well as on-platform ads. Thanks to the great business model scalability, more revenue streams will be added soon.

Since August 2019 the privately funded start-up has become a publicly listed entity, trading at the OTCQB Venture Market under the trading symbol BTIM.

To learn more about Boatim, visit https://investor.boatim.com

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Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on Dec 2, 2020, which is available via the SEC website at www.sec.gov. Additional information has also been set forth in our Annual Report on Form 10-K for the year ended Aug 31, 2020. In addition, please note that the date of this press release is March 23, 2021, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Boatim® and Smart Connected Inventory® are registered trademarks of Boatim, Inc. All product names, trademarks and registered trademarks are property of their respective owners.

© 2021 Boatim, Inc., All Rights Reserved.

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